Exhibit 10.1

Execution Version

MASTER AGREEMENT

dated as of November 2, 2010

among

VONAGE AMERICA INC.

and

VONAGE HOLDINGS CORP. (“HOLDINGS”),

as Borrowers,

VARIOUS LOCKUP PARTIES,

VARIOUS CONSENTING FIRST LIEN LENDERS,

CERTAIN SUBSIDIARIES OF HOLDINGS,

as Guarantors

and

SILVER POINT FINANCE, LLC,

as First Lien Agent and Second Lien Agent

Agreed Repayment Transaction

First Lien Amendment

Second Lien Amendment

	(c)	Officers Certificate	11
	(d)	Agreed Repayment Notice	11
	(e)	Opinion of Counsel to the Borrowers	12
	(f)	Fees and Expenses	12
	(g)	Master Agreement in Effect	12

9.	Termination Events		12
	(a)	Termination Events	12
	(b)	Effect of Termination	13

10.	Defaults; Remedies		13

11.	Agents		13
	(a)	Agency Provisions Incorporated by Reference	13
	(b)	No Action Without Requisite Lender Consent	14
	(c)	Third Lien Agent Resignation	14
	(d)	Agents Not Required to Consent	14
	(e)	Release Documents	14

12.	Automatic Termination		14

13.	Acknowledgment, Consent and Reaffirmation		14

14.	Miscellaneous		15
	(a)	Amendments	15
	(b)	Independent Analysis	16
	(c)	Survival	16
	(d)	No Waiver; Remedies Cumulative	16
	(e)	Severability	17
	(f)	Successors and Assigns Generally	17
	(g)	Counterparts	17
	(h)	Headings	17
	(i)	APPLICABLE LAW	17
	(j)	CONSENT TO JURISDICTION	17
	(k)	WAIVER OF JURY TRIAL	18
	(l)	Advertising and Publicity	18
	(m)	Certain Credit Agreement Provisions Incorporated by Reference	19
	(n)	Entire Agreement	19

Annex A	Certain Definitions

Exhibit A	Form of Joinder Agreement
Exhibit B	First Lien Amendment
Exhibit C	Second Lien Amendment
Exhibit D	Form of Borrowers’ Counsel Opinion (Master Agreement Effective Date)
Exhibit E	Form of Borrowers’ Counsel Opinion (Agreed Repayment Closing Date)

MASTER AGREEMENT

MASTER AGREEMENT (as may be amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 2, 2010, is made by and among (i) Vonage Holdings Corp. (“Holdings”) (ii) Vonage America Inc. (“Vonage”, and together with Holdings, the “Borrowers”), (iii) each of the Persons listed on the signature pages hereto as a Second Lien Lender (collectively, and together with each Eligible Assignee who signs a joinder to this Agreement in accordance with Section 2(b) hereof, the “Lockup Parties” and each a “Lockup Party”), (iv) Silver Point Finance LLC (“Silver Point”), in its capacity as the Administrative Agent under the First Lien Credit Agreement (the “First Lien Agent”), (v) Silver Point, in its capacity as the Administrative Agent under the Second Lien Credit Agreement (the “Second Lien Agent”), (vi) each of the Persons listed on the signature pages hereto as a First Lien Lender, including after giving effect to Section 3(i) hereof (collectively, the “Consenting First Lien Lenders” and each a “Consenting First Lien Lender”) and (vii) for purposes of the Acknowledgment, Consent and Reaffirmation set forth at Section 13 hereof, certain subsidiaries of Holdings, as Guarantors, the (“Guarantors”).

In consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein shall have the meanings assigned in Annex A hereto, and if not otherwise defined therein shall have the meanings assigned in the Second Lien Credit Agreement.

2. Covenants of the Lockup Parties.

(a) Agreed Repayment Transaction. Each Lockup Party agrees, subject to the terms and conditions set forth in this Agreement, to accept the Repayment Amount from the Borrowers in full in cash on a single occasion on any Business Day on or before the Option Period End Date as repayment and satisfaction in full of all Second Lien Loans owed to such Lockup Party. Payment of the Repayment Amount in full in cash on or before the Option Period End Date and satisfaction of the other conditions described herein will constitute satisfaction and repayment in full of all outstanding Second Lien Loans.

(b) Restriction on Right to Assign. Each Lockup Party agrees not to sell, assign or transfer its Second Lien Loans pursuant to Section 10.6(c) of the Second Lien Credit Agreement prior to the earlier to occur of (x) the first day following the Option Period End Date and (y) the termination of this Agreement by the Second Lien Agent pursuant to Section 9 hereof, except to an Eligible Assignee who signs a joinder to this Agreement substantially in the form of Exhibit A hereto, pursuant to which such Eligible Assignee agrees to become a Lockup Party hereunder. Any such transfers of Second Lien Loans shall otherwise be subject to Section 10.6(c) through (g) of the Second Lien Credit Agreement. Nothing herein shall be deemed to modify the Second Lien Lenders rights and obligations with respect to existing participations or sales of participations in the Second Lien Loans after the Master Agreement Effective Date. It being understood that any such participations shall be governed by Section 10.6(h) of the Second Lien Credit Agreement, and further that no holders of any such participations, other than Affiliates of Second Lien Lenders granting any such participation, shall be entitled to require any Second Lien Lender to take or omit to take any action under this Agreement unless Section 10.6(h) of the Second Lien Credit Agreement expressly permits participant voting with respect to such action.

3. Covenants of the Borrowers.

(a) Public Announcement. The Borrowers agree to file a Form 8-K or, if permitted, a Form 10-Q (the “Required Filing”) announcing entry into this Agreement, and attaching a copy of this Agreement (together with exhibits) as an exhibit thereto, within four (4) Business Days after execution of this Agreement. The Borrowers agree to provide the Second Lien Agent with a draft of the Required Filing no less than two (2) Business Days prior to the filing thereof and the Second Lien Agent shall have a reasonable opportunity to comment on the text of the draft Required Filing prior to the filing thereof. The Borrowers shall consider the Second Lien Agent’s comments on the draft Required Filing in good faith.

(b) Indemnification. In accordance with Section 10.3 (Indemnity) of the Second Lien Credit Agreement (incorporated herein by reference pursuant to Sections 14(m) hereof) and to the extent required by the terms thereof as so incorporated, the Borrowers agree to indemnify the First Lien Agent, the Second Lien Agent, the First Lien Lenders and the Second Lien Lenders against any Indemnified Liabilities arising in connection with this Agreement and the other Master Agreement Transactions. It being understood that with respect to the New Credit Facilities, this Section 3(b) shall only apply to liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements imposed on, incurred by, or asserted against the First Lien Agent, Second Lien Agent or any First Lien Lenders or Second Lien Lenders, in their capacities as parties to the Credit Agreements.

(c) Compensation. The Borrowers agree to pay: (i) all fees specified in the Agent Fee Letter in the amounts and at the times specified therein to the Second Lien Agent for its own account, and the Initial Portion payable thereunder shall be payable upon execution of this Agreement and as a condition to effectiveness hereof, (ii) the Effective Date First Lien Amendment Fee to the First Lien Agent for pro rata distribution to the Initial Consenting First Lien Lenders, payable upon execution of this Agreement and as a condition to effectiveness hereof, (iii) any Additional First Lien Amendment Fees to the First Lien Agent for distribution to any Additional Consenting First Lien Lenders, payable upon any such Additional Consenting First Lien Lender’s delivery of a counterpart to this Agreement during the First Lien Consent Solicitation Period, and (iv) the Second Lien Modification Fee to the Second Lien Agent for pro rata distribution to the Second Lien Lenders, payable upon execution of this Agreement and as a condition to effectiveness hereof. The Borrowers agree that the Initial Portion (as defined in the Agent Fee Letter), the First Lien Amendment Fees and the Second Lien Modification Fee are each fully earned (regardless of whether any of the Master Agreement Transactions are completed or this Agreement is terminated pursuant to Section 9 or 12 hereof) by the Second Lien Agent, the Consenting First Lien Lenders and Second Lien Lenders, as applicable, on and as of the Master Agreement Effective Date, and once paid such fees shall not be refundable under any circumstances; provided, however, that in accordance with the terms of Sections 5(c) and 6(c) hereof the First Lien Amendment Fees and a portion of the Second Lien Modification Fee shall be creditable against the amount required to be repaid by the Borrowers in connection with the repayment of the First Lien Loans and Second Lien Loans, respectively, if the Agreed Repayment Transaction is consummated in accordance with the terms of this Agreement.

(d) No Other Compensation. The Borrowers agree (i) not to pay any compensation to any Second Lien Lender, in its capacity as a Second Lien Lender, in connection with this Agreement, any joinder hereto, the Second Lien Amendment or the Agreed Repayment Transaction, unless equal compensation is paid to all Lockup Parties, and (ii) not to pay any compensation to any First Lien Lender, in its capacity as a First Lien Lender, in connection with this Agreement, any joinder hereto, the First Lien Amendment or the Agreed Repayment Transaction, unless equal compensation has been paid to all Consenting First Lien Lenders.

(e) M&A Make-Whole.

(i) The Borrowers agree that if an M&A Transaction of any type is consummated (including entry into any sales, licensing or other arrangements providing Holdings or any of its Subsidiaries with substantially the same economic and/or other benefits of a consummated M&A Transaction) during the M&A Make-Whole Period, the Borrowers shall make an additional cash payment (the “M&A Make-Whole”) to the Lockup Parties in an aggregate amount equal to $9,000,000, which payment shall be made to the Second Lien Agent for pro rata distribution to the Lockup Parties, unless each of the following conditions have been met: (x) no VG Party had any Qualifying Discussions about that or any other type of M&A Transaction with any counterparty to such M&A Transaction (or with any Affiliate of any such counterparty or any officer, director, senior employee, consultant or advisor of any such counterparty or Affiliate, in each case to the extent such Person is acting on behalf of the counterparty to such M&A Transaction) during the period commencing on November 2, 2009 through June 30, 2011, (y) no VG Party had initiated contact with any Person or begun any process towards that or any other M&A Transaction during the period commencing on November 2, 2009 through June 30, 2011, and (z) the Borrowers have delivered a Notice of Proposed Transaction to the Lockup Parties.

(ii) Notwithstanding the foregoing, if a Notice of Proposed Transaction meeting all requirements of the definition thereof is not delivered by the Notice Deadline with respect to an M&A Transaction, the M&A Make-Whole shall be payable by the Borrowers upon consummation of such M&A Transaction regardless of whether the conditions in clauses (x) and (y) of Section 3(e)(i) have been satisfied.

(iii) If following receipt of a Notice of Proposed Transaction stating that no M&A Make-Whole will be payable, Second Lien Agent advises the Borrowers in writing that the Second Lien Agent believes the M&A Make-Whole may be payable, either (x) within three (3) Business Days of such notice from Second Lien Agent, the Borrowers shall provide Second Lien Agent with written evidence (in form and substance reasonably satisfactory to Second Lien Agent) that the Borrowers have informed the counterparty to such M&A Transaction that Second Lien Agent believes an M&A Make-Whole may be owed to the Lockup Parties, or (y) if no such evidence is provided to Second Lien Agent within such time period, the Borrowers agree that the Second Lien Agent may send a written notice to such counterparty stating that the Second Lien Agent believes an M&A Make-Whole payment may be owed to the Lockup Parties.

(f) No Other Offers. The Borrowers agree not to repay or repurchase any Second Lien Loans at any time except (i) as contemplated by this Agreement, and (ii) in connection with mandatory prepayments required under the Second Lien Credit Agreement; provided that after the earlier to occur of (x) the Option Period End Date if the Agreed Repayment Transaction is not consummated by such date, and (y) the termination of this Agreement pursuant to Section 9 hereof, voluntary prepayments of Second Lien Loans may be made in accordance with the terms of the Original Second Lien Credit Agreement.

(g) Further Assurances. For so long as any obligations of any party hereto continue hereunder, each Borrower will, at its expense, promptly provide the Second Lien Agent and the Lockup Parties with the following information upon reasonable request by the

Second Lien Agent or any Lockup Party: (i) information related to the Master Agreement Transactions and any matters reasonably related thereto, including any repayments or repurchases of Second Lien Loans or any other compensation paid to any Second Lien Lender, in its capacity as a Second Lien Lender, or to any First Lien Lender, in its capacity as a First Lien Lender, in connection with the Master Agreement Transactions; provided that the Borrowers shall not be required to provide information regarding the New Credit Facilities after the closing of an Agreed Repayment Transaction except as such information may relate to the Master Agreement Transactions arising prior to the Agreed Repayment Closing Date; and (ii) information related to any announced M&A Transaction and factual matters related to any prior Qualifying Discussions or contacts or process relevant to establish whether an M&A Make-Whole is payable in connection with such announced M&A Transaction, provided that material non-public information regarding any such M&A Transaction shall be subject to the confidentiality provisions of the Second Lien Credit Agreement.

(h) Expenses. In accordance with Section 10.2 (Expenses) of the Second Lien Credit Agreement (incorporated herein by reference pursuant to Sections 14(m) hereof) and to the extent required by the terms thereof as so incorporated, the Borrowers agree to promptly, and in any event within five (5) days after written demand therefore, pay costs, fees and other expenses incurred or arising in connection with this Agreement and the other Master Agreement Transactions (other than the New Credit Facilities).

(i) First Lien Consent Solicitation Period. Promptly upon the execution of this Agreement, the Borrowers agree to provide an executed copy of this Agreement to all First Lien Lenders not otherwise party to this Agreement as of the Master Agreement Effective Date, and to give each such First Lien Lender a period of five (5) Business Days from such First Lien Lender’s receipt of the executed copy of this Agreement (the “First Lien Consent Solicitation Period”) to consent to the First Lien Amendment contemplated hereby and to sign this Agreement as a Consenting First Lien Lender hereunder. Each additional First Lien Lender that delivers a counterpart to this Agreement shall be entitled to receive an Additional First Lien Amendment Fee on the date such First Lien Lender delivers its counterpart to this Agreement. Each such counterpart received during the First Lien Consent Solicitation Period shall be deemed effective as of the Master Agreement Effective Date.

4. Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the First Lien Agent, the Second Lien Agent, each Second Lien Lender and each First Lien Lender that the following statements are true and correct:

(a) Organization; Requisite Power and Authority; Due Authorization. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority to enter into the Master Agreement Documents to which it is a party and carry out the transactions contemplated thereby and to make the payments and repayments required to be made by it thereunder. The execution, delivery and performance of the Master Agreement Documents have been duly authorized by all necessary action on the part of each Borrower that is a party thereto (including receipt of such Borrower’s board approval for the Master Agreement Transactions (other than the New Credit Facilities)).

(b) No Conflict. The execution, delivery and performance by each Borrower of the Master Agreement Documents to which it is party and the consummation of the transactions contemplated by the Master Agreement Documents do not and will not

(a) violate any provision of (i) any material law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any material order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Credit Agreement (as amended on the Master Agreement Effective Date) or any other material Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries; (d) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or prior to the Master Agreement Effective Date and disclosed in writing to the First Lien Agent and the Second Lien Agent.

(c) Binding Obligation. Each Master Agreement Document has been duly executed and delivered by each Borrower that is a party thereto and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

(d) Representations True. The representations and warranties contained in each Credit Agreement are true and correct on and as of the date of this Agreement in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) to the same extent as though made on and as of the date of this Agreement (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date).

(e) No Defaults. As of the date hereof, no event has occurred or is continuing or would result from the consummation of the Master Agreement Transactions contemplated hereby that would constitute an Event of Default or a Default (as each such term is defined in each Credit Agreement).

(f) No Other Compensation. Neither Holdings nor any of its Subsidiaries has paid (or agreed to pay) to any First Lien Lender or Second Lien Lender any compensation or repayment or purchase price in connection with the Master Agreement Transactions (other than the New Credit Facilities) not expressly contemplated by this Agreement.

(g) M&A Transactions. As of the Master Agreement Effective Date, except for that certain discussion disclosed in writing to the Second Lien Agent on October 29, 2010, and which did not materially advance, since November 2, 2009, neither Holdings, any of its Subsidiaries nor any current or former officer or director of Holdings or any of its Subsidiaries or any other VG Party acting on behalf and at the direction of Holdings or any of its Subsidiaries and, to the best knowledge of the Borrowers, no other VG Party has initiated, engaged, solicited, received, entertained, negotiated, accepted or discussed, directly or indirectly, any proposal or offer to acquire, directly or indirectly, whether by a single transaction or a series of transactions, all or any significant part of the business, properties or assets of Holdings or any of its Subsidiaries, whether by merger, consolidation, purchase of stock or other securities, purchase of assets, tender offer or otherwise, or which would otherwise result in a Change of Control within the meaning of clauses (ii) through (v) of the definition thereof in the Second Lien Credit Agreement (each of the foregoing types of transactions, an “M&A Transaction”), and no VG Party has provided, directly or indirectly, any information to any Person (including to any other VG Party) in connection with, or for the purposes of initiating or consummating, an M&A Transaction.

(h) First Lien Consent Solicitation. Prior to the date hereof, all First Lien Lenders have been given an adequate and reasonable opportunity to consent to the First Lien Amendment and to sign this Agreement as a Consenting First Lien Lender.

5. Amendment of Original First Lien Credit Agreement.

(a) First Lien Amendment. By execution of this Agreement, the Consenting First Lien Lenders hereby agree (and hereby direct the First Lien Agent to agree), the Borrowers hereby agree, and the First Lien Agent hereby agrees, in each case subject to the conditions set forth in Section 5(b) below, that the Original First Lien Credit Agreement shall be amended as of the Master Agreement Effective Date as set forth in the First Lien Amendment attached hereto as Exhibit B.

(b) Conditions to Effectiveness of the First Lien Amendment. The effectiveness of the First Lien Amendment shall be subject to: (i) execution of this Agreement by the Borrowers, First Lien Lenders constituting at least the First Lien Requisite Lenders and the First Lien Agent; (ii) satisfaction of the conditions precedent to effectiveness of this Agreement set forth in Section 7 hereof; and (iii) payment of the Effective Date First Lien Amendment Fee to the First Lien Agent for pro rata distribution to the Initial Consenting First Lien Lenders on the Master Agreement Effective Date. In addition to the foregoing, the Borrowers expressly acknowledge and agree that payment of the Additional First Lien Amendment Fees to the First Lien Agent for distribution to any Additional Consenting First Lien Lenders during the First Lien Consent Solicitation Period shall be required for compliance with Section 3(c) hereof and Section 10.5(c) of the First Lien Credit Agreement.

(c) First Lien Amendment Fee Credit. If the First Lien Loans are repaid in full by the Borrowers in connection with the consummation of the Agreed Repayment Transaction on or before the Option Period End Date and after the First Lien Amendment Fees have been paid, an amount equal to the First Lien Amendment Fees will be credited against such payment in full of the First Lien Loans of the Consenting First Lien Lenders on a pro rata basis.

6. Amendment of Original Second Lien Credit Agreement.

(a) Second Lien Amendment. By execution of this Agreement, the Lockup Parties hereby agree (and hereby direct the Second Lien Agent to agree), the Borrowers hereby agree and the Second Lien Agent hereby agrees, in each case subject to the conditions set forth in Section 6(b) below, that the Original Second Lien Credit Agreement shall be amended as of the Master Agreement Effective Date as set forth in the Second Lien Amendment attached hereto as Exhibit C.

(b) Conditions to Effectiveness of the Second Lien Amendment. The effectiveness of the Second Lien Amendment shall be subject to: (i) execution of this Agreement by the Borrowers, Second Lien Lenders holding one hundred percent (100%) of the Second Lien Term Loan Exposure and the Second Lien Agent; (ii) satisfaction of the conditions precedent to effectiveness of this Agreement set forth in Section 7 hereof and to effectiveness of the First Lien Amendment set forth in Section 5 hereof; and (iii) payment of the Second Lien Modification Fee to the Second Lien Agent for pro rata distribution to the Lockup Parties (in their capacities as Second Lien Lenders) on the Master Agreement Effective Date.

(c) Second Lien Modification Fee Partial Credit. If the Agreed Repayment Transaction is consummated on or before the Option Period End Date and after the Second Lien Modification Fee has been paid, an amount equal to the Second Lien Modification Fee less an amount equal to one percent (1%) of the sum of the principal amount of the Second Lien Loans of the Lockup Parties plus accrued but unpaid interest thereon at August 30, 2010 will be credited against the Repayment Amount payable to the Lockup Parties pursuant to this Agreement on a pro rata basis.

7. Conditions Precedent to this Agreement. This Agreement shall become effective as of the Master Agreement Effective Date only upon satisfaction of the following conditions:

(a) Master Agreement Documents. The First Lien Agent and the Second Lien Agent shall have received copies of (i) this Agreement executed by (A) the Borrowers, (B) Second Lien Lenders holding one hundred percent (100%) of the Second Lien Term Loan Exposure, (C) First Lien Lenders constituting at least the First Lien Requisite Lenders, and (D) for purposes of the Acknowledgment, Consent and Reaffirmation set forth at Section 13 hereof, the Guarantors, and (ii) the Agent Fee Letter executed and delivered by the Borrowers.

(b) Resolutions; Good Standing. The First Lien Agent and the Second Lien Agent shall have received (i) copies of resolutions of the board of directors or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Master Agreement Documents, to which it is a party, certified as of the Master Agreement Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (ii) a good standing certificate from the applicable Governmental Authority of each Borrower’s jurisdiction of incorporation, each dated a recent date prior to the Master Agreement Effective Date.

(c) Opinion of Counsel to the Borrowers. The First Lien Agent, Second Lien Agent, Second Lien Lenders and First Lien Lenders shall have received a favorable written opinion of Weil, Gotshal and Manges LLP, counsel for the Borrowers, dated as of the Master Agreement Effective Date, addressing such matters as may be requested by the First Lien Agent and Second Lien Agent in form and substance reasonably acceptable to the First Lien Agent and Second Lien Agent, and in the form attached hereto as Exhibit D. The Borrowers hereby instruct such counsel to deliver such opinions to the First Lien Agent, Second Lien Agent, Second Lien Lenders and First Lien Lenders.

(d) Payment of Fees and Expenses. Borrowers shall have paid (i) the fees payable on or before the Master Agreement Effective Date referred to in Section 3(c) hereof, including the Initial Portion, the Effective Date First Lien Amendment Fee and Second Lien Modification Fee, and (ii) all fees of counsel and other costs and expenses referred to in Section 3(h) hereof incurred and estimated through the Master Agreement Effective Date.

8. Conditions Precedent to Agreed Repayment Transaction. The obligation of each Lockup Party to accept the Repayment Amount on the Agreed Repayment Closing Date is subject to the satisfaction (or waiver by the Second Lien Agent, acting at the direction of the Second Lien Requisite Lenders), of the following conditions on or before the Option Period End Date:

(a) Refinancings. All First Lien Obligations shall have been (or concurrently will be) prepaid in full in accordance with Sections 2.11 and 2.14 of the First Lien Credit Agreement (including without limitation payment of the full Make Whole Amount (as defined in the First Lien Credit Agreement)) with a combination of cash on hand and proceeds of the New First Lien Facility, the terms of which shall permit the Master Agreement Transactions (it being understood that upon consummation of the Agreed Repayment Transaction, all Second Lien Obligations shall have also been prepaid in full at the Repayment Amount in accordance with the Second Lien Credit Agreement (as amended by the Second Lien Amendment) with a combination of cash on hand and the proceeds of the New First Lien Credit Facility, unless any of the Third Lien Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) are to remain outstanding following the Agreed Repayment Closing Date, in which case, the Second Lien Obligations shall be prepaid in full at the Repayment Amount in accordance with the Second Lien Credit Agreement (as amended by the Second Lien Amendment) with the proceeds of the New Second Lien Facility, the terms of which shall permit the Master Agreement Transactions).

(b) Representations and Warranties. The representations and warranties contained herein and those contained in each Credit Agreement shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) to the same extent as though made on and as of the Agreed Repayment Closing Date (or to the extent such representations and warranties, including the representation set forth at Section 4(g) hereof, specifically relate to an earlier date, on and as of such earlier date).

(c) Officers Certificate. The Borrowers shall deliver a certificate to the First Lien Agent and the Second Lien Agent certifying that the conditions set forth in Section 8(a), (b) and (f) have been (or concurrently with the closing of the Agreed Repayment Transaction, shall have been) satisfied.

(d) Agreed Repayment Notice. Borrowers shall have delivered to the First Lien Agent and Second Lien Agent written notice at least three (3) Business Days prior to the contemplated Agreed Repayment Closing Date setting forth the contemplated Agreed Repayment Closing Date, which shall be on a Business Day on or before the Option Period End Date. Such notice may be revoked by the Borrowers, provided that the Borrowers shall compensate each First Lien Lender and Second Lien Lender for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such First Lien Lender or Second Lien Lender on funds borrowed by it to make or carry its First Lien Loans or Second Lien Loans, as applicable, and any loss, expense or liability sustained by such First Lien Lender or Second Lien Lender in connection with the liquidation or re employment of such funds but excluding loss of anticipated profits), which such First Lien Lender or Second Lien Lender may sustain if the Agreed Repayment Transaction is not consummated on the date specified in such notice of closing given by the Borrowers. The Borrowers agree that any written notice of a closing date or notice of revocation of previously delivered notice of closing date may be posted when received to all private side and public side lenders under the Credit Agreements or the Third Lien Documents without any obligation of confidentiality.

(e) Opinion of Counsel to the Borrowers. If any Third Lien Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) are to remain outstanding following the Agreed Repayment Closing Date, the First Lien Agent, Second Lien Agent, Second Lien Lenders and First Lien Lenders shall have received a favorable written opinion of Weil, Gotshal and Manges LLP, counsel for the Borrowers, dated as of the Agreed Repayment Closing Date, in form and substance reasonably acceptable to the First Lien Agent and Second Lien Agent, and in the form attached hereto as Exhibit E. The Borrowers hereby instruct such counsel to deliver such opinions to the First Lien Agent, Second Lien Agent, Second Lien Lenders and First Lien Lenders.

(f) Fees and Expenses. Borrowers shall have paid (i) the fees referred to in Section 3(c) hereof payable on or before the Agreed Repayment Closing Date, including the Final Portion (as defined in the Agent Fee Letter), and (ii) all fees of counsel and other costs and expenses referred to in Section 3(h) hereof that have already been incurred but remain unpaid or are estimated through the Agreed Repayment Closing Date.

(g) Master Agreement in Effect. The Second Lien Agent shall not have terminated this Agreement pursuant to Section 9 hereof.

9. Termination Events.

(a) Termination Events. The Second Lien Agent shall have the right (but not the obligation) to terminate this Agreement on behalf of all the Lockup Parties if any of the following events occurs on or before the consummation of the Agreed Repayment Transaction (each, a “Termination Event”):

(i) any representation or warranty of the Borrowers herein proves to be inaccurate or incorrect in any material respect as of the date made or deemed made;

(ii) the Borrowers breach any obligation under Section 3 above;

(iii) any “Event of Default” (as defined in each Credit Agreement) occurs or has occurred and is continuing under either Credit Agreement except for any Event of Default under Section 8.1(e) of either Credit Agreement that arises from a default in the performance of or compliance with any term contained in any of Sections 5.3 through 5.7, 5.9, 5.13 or 5.18 of the Second Lien Credit Agreement (and/or the substantively equivalent section of the First Lien Credit Agreement), unless the Second Lien Agent reasonably determines that such Event of Default is reasonably likely to result in a Material Adverse Effect. For the avoidance of doubt, this Section 9(a)(iii) shall not in any way prejudice the rights and remedies available to (x) the First Lien Agent or First Lien Lenders under the First Lien Credit Documents with respect to any Default or Event of Default under (and as defined in) the First Lien Credit Agreement not disclosed in writing by the Borrowers to the First Lien Agent and waived in writing prior to the Master Agreement Effective Date, or (y) the Second Lien Agent or Second Lien Lenders under the Second Lien Credit Documents with respect to any Default or Event of Default under (and as defined in) the Second Lien Credit Agreement not disclosed in writing by the Borrowers to the Second Lien Agent and waived in writing prior to the Master Agreement Effective Date; or

(iv) the Borrowers or any of their Affiliates, acting on the Borrowers’ behalf, assert in writing or otherwise makes a public announcement of the Borrowers’ intention not to consummate the Agreed Repayment Transaction.

(b) Effect of Termination. If Second Lien Agent terminates this Agreement upon the occurrence of a Termination Event, or if this Agreement terminates in accordance with Section 12 hereof, then, (x) except for the obligations of the Borrowers that expressly survive termination hereof pursuant to Section 14(c) hereof, all obligations of the parties hereto under this Agreement shall automatically terminate (including the restrictions on assignment set forth in Section 2(b) hereof) and this Agreement shall be of no further force or effect; (y) the First Lien Amendment shall remain in full force and effect in all respects, and (z) the Second Lien Amendment shall remain in full force and effect in accordance with its terms. For the avoidance of doubt and as more fully set forth in Section 3(c) hereof, all fees and expenses previously paid, including the First Lien Amendment Fees, the Second Lien Modification Fee and the Initial Portion payable pursuant to the Agent Fee Letter shall remain fully earned and shall not be refundable upon termination of this Agreement pursuant to this Section 9 or Section 12 hereof.

10. Defaults; Remedies.

(a) If at any time on or prior to the earliest to occur of (i) the termination of this Agreement pursuant to Section 9 hereof, (ii) the Option Period End Date, and (iii) the consummation of the Agreed Repayment Transaction, (A) the Borrowers shall fail to make any of the payments referred to in Section 3(c) hereof on the date such payment is due (a “Payment Default”) or shall otherwise default in the performance or compliance with the terms of this Agreement (a “Non-Payment Default”), and (B) if such default is a Non-Payment Default it shall not have been remedied or waived within five (5) Business Days after the earlier of (x) an officer of any Borrower becoming aware of such default and (y) receipt by the Borrowers of a written notice from the Second Lien Agent or any Lockup Party of such Non-Payment Default, then upon notice from the Second Lien Agent (given at the instructions of the Second Lien Requisite Lenders), the Second Lien Agent shall be entitled, in addition to all other remedies at law or in equity with respect to a breach of this Agreement, to take such actions and have the same rights (in each case, with respect to all obligations under the Second Lien Credit Agreement, including acceleration thereof) as provided in clause (2) of the last paragraph of Section 8.1 of the Second Lien Credit Agreement (the “Lockup Remedies”). For the avoidance of doubt, the Second Lien Agent and the Lockup Parties shall be permitted to exercise the Lockup Remedies immediately upon the occurrence and during the continuation of a Payment Default.

(b) A Master Agreement Default shall not constitute or trigger a Default or Event of Default under (and as defined in) any of the Credit Agreements or the Third Lien Documents unless and until the Second Lien Agent exercises its right under the Lockup Remedies to accelerate the Second Lien Loans after any applicable notice and cure period described in this Section 10 have lapsed.

11. Agents.

(a) Agency Provisions Incorporated by Reference. (x) With respect to matters relating to the First Lien Agent, Article 9 (Agents) of the First Lien Credit Agreement is hereby incorporated by reference in this Agreement as if set forth in full herein, and (y) with respect to matters relating to the Second Lien Agent, Article 9 (Agents) of the Second Lien Credit Agreement is hereby incorporated by reference in this Agreement as if set forth in full herein; provided that for purposes of both clause (x) and (y) of this Section 11(a) the terms “Credit Documents”, “Obligations” and “Transactions” set forth in the provisions of Article (9) of each Credit Agreement shall be read for purposes of this incorporation by reference to mean the Master Agreement Documents, the obligations of the Borrowers thereunder, and the Master Agreement Transactions (other than the New Credit Facilities), respectively.

(b) No Action Without Requisite Lender Consent. Notwithstanding anything contained herein to the contrary, Silver Point, in its capacity as First Lien Agent or Second Lien Agent, shall not be obligated to take any action, including the actions expressly referenced in this Agreement, without express written instruction from First Lien Requisite Lenders or Second Lien Requisite Lenders, respectively.

(c) Third Lien Agent Resignation. Without in any way affecting Silver Point’s right to resign as First Lien Agent, Second Lien Agent or Third Lien Agent as set forth in the applicable Credit Agreement or Third Lien Document whether before or after the Option Period End Date, if any Third Lien Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) are to remain outstanding following consummation of the Agreed Repayment Transaction in accordance with the terms of this Agreement, then Silver Point shall retire as Third Lien Agent, and the Borrowers shall use commercially reasonable efforts to effect the immediate appointment of Bank of America Merrill Lynch as successor agent and to obtain any necessary consents or waivers required under the terms of the applicable Third Lien Documents, including a waiver of any notice period otherwise applicable for resignation of the Third Lien Agent thereunder.

(d) Agents Not Required to Consent. The Borrowers agree that Silver Point in its capacities as First Lien Agent, Second Lien Agent or Third Lien Note Agent shall not be required to consent to any amendments to the Intercreditor Agreement or any other First Lien Credit Document, Second Lien Credit Document or Third Lien Document, or provide any opinions, acknowledgements or other documentation required by any lender or agent under the New Credit Facilities or any other Person in connection with the consummation of the Agreed Repayment Transaction, other than, in the case of the First Lien Agent and Second Lien Agent, as provided in Section 11(e) with respect to releases of documents. Any such amendments, opinions or other documentation shall be provided by the successor Third Lien Agent and/or the new agents under the New Credit Facilities.

(e) Release Documents. Upon consummation of the Agreed Repayment Transaction in accordance with the terms hereof and upon satisfaction or the conditions set forth herein, including repayment in full of all Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) under (and as defined in) the Credit Agreements (as amended by the First Lien Amendment and the Second Lien Amendment, as applicable) and payment of all fees and expenses referred to herein payable on or prior to the Agreed Repayment Closing Date in accordance with the terms hereof: (i) the First Lien Requisite Lenders hereby direct the First Lien Agent to provide any release documents required to be delivered pursuant to the First Lien Credit Agreements and First Lien Credit Documents; (ii) the Second Lien Requisite Lenders hereby direct the Second Lien Agent to provide any release documents required to be delivered pursuant to the Second Lien Credit Agreements and Second Lien Credit Documents; and (iii) the Credit Agreements shall be deemed terminated and of no force and effect except as to provisions which expressly survive termination thereof.

12. Automatic Termination. If the Agreed Repayment Transaction is not consummated on or before the Option Period End Date, this Agreement shall automatically terminate by its terms with no continuing obligations of any party other than as expressly set forth in Sections 9(b) and 14(c).

13. Acknowledgment, Consent and Reaffirmation. Each Borrower and each of the undersigned Guarantors does hereby (i) confirm the continuance of and reaffirm all of its guarantees and other obligations and undertakings under the First Lien Credit Documents and Second Lien Credit Documents to which it is a party, and (ii) acknowledge and agree that subsequent to, and after taking account of the provisions of this Agreement, such guarantees and other obligations and undertakings and the terms of the First Lien Credit Documents and Second Lien Credit Documents are not impaired or affected in any manner whatsoever and shall continue to be in full force in accordance with the terms thereof (such undertakings being the “Acknowledgment, Consent and Reaffirmation”). Each Guarantor hereby represents and warrants that (a) it has full capacity and right to make and perform this Acknowledgment, Consent and Reaffirmation, and all necessary authority has been obtained; (b) this Acknowledgment, Consent and Reaffirmation constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law); (c) the making and performance of this Acknowledgment, Consent and Reaffirmation does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Acknowledgment, Consent and Reaffirmation have been obtained or made and are in full force and effect.

14. Miscellaneous.

(a) Amendments.

(i) No amendment, modification, termination (except as provided in Section 9 or 12 hereof) or waiver of any provision of this Agreement, or consent to any departure by any party hereto herefrom, shall in any event be effective without the written concurrence of the Borrowers, the Second Lien Agent and the Second Lien Requisite Lenders; provided that in addition to such consents, without the written consent of each Consenting First Lien Lender (other than a Defaulting Lender (as defined in the First Lien Credit Agreement)), no such amendment, modification, termination, waiver or consent shall be effective if the effect thereof would extend the time for payment of any portion of the First Lien Amendment Fees or amend the definition thereof (or any other provision hereof) to reduce the amount thereof, and without the written consent of First Lien Requisite Lenders, no such amendment, modification, termination, waiver or consent shall be effective if the effect thereof would adversely affect any other provision hereof relating to First Lien Lenders; and provided further that in addition to such consents, without the written consent of each Lockup Party (other than a Defaulting Lender (as defined in the Second Lien Credit Agreement)), no such amendment, modification, termination, waiver or consent shall be effective if the effect thereof would (x) extend the Option Period End Date, (y) waive, reduce or postpone the date of payment of the Repayment Amount due such Lender in connection with the Agreed Repayment Transaction or amend the definition of “Repayment Amount” to reduce the amount thereof (or amend any other provision of this Agreement relating to the Repayment Amount, or any other provision affecting the calculation thereof, in each case, to the extent having the effect of reducing the amount thereof), or (z) extend the time for payment of the Second Lien Modification Fee or amend the definition thereof.

(ii) Notwithstanding the foregoing or anything else to the contrary contained in this Agreement or any other Master Agreement Document, no Affiliated Lender shall (i) have the right to vote in respect to any amendments, modifications, terminations, waivers or consents in connection with the Master Agreement Documents or any other action in respect thereof (and its First Lien Loans or Second Lien Loans, as applicable, shall not be counted in determining whether any such vote has been obtained), (ii) participate in any meetings of the First Lien Agent, Second Lien Agent, First Lien Lenders and/or Second Lien Lenders at any time, (iii) receive any information regarding Holdings or its Subsidiaries generated by entities other than Holdings, or (iv) have any other rights under the Master Agreement Documents other than economic rights, provided, that “economic rights” shall include, without limitation, rights to (x) receive any fees paid generally to First Lien Lenders, Second Lien Lenders or to consenting First Lien Lenders or Second Lien Lenders, in each case as applicable, in connection with waivers and amendments under this Agreement, (y) as applicable, sell or grant assignments of its Second Lien Loans in a manner that otherwise complies with the requirements of this Agreement in respect of assignments of Second

Lien Loans and (z) vote on matters affecting its economic rights pursuant to the provisos of Section 14(a), as applicable.

(iii) No amendment, modification, termination or waiver of any provision of the Master Agreement Documents, or consent to any departure by any Borrower therefrom, shall amend, modify, terminate or waive any provision of Section 9 of either Credit Agreement that is incorporated herein by reference as the same applies to the First Lien Agent or Second Lien Agent, as applicable, or any other provision hereof as the same applies to the rights or obligations of the First Lien Agent or Second Lien Agent, in each case without the consent of such Agent.

(iv) The First Lien Agent may, but shall have no obligation to, with the concurrence of any First Lien Lender (other than any Affiliated Lender), execute amendments, modifications, waivers or consents on behalf of such First Lien Lender. The Second Lien Agent may, but shall have no obligation to, with the concurrence of any Second Lien Lender (other than any Affiliated Lender), execute amendments, modifications, waivers or consents on behalf of such Second Lien Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 14(a) shall be binding upon each current First Lien Lender and Second Lien Lender, each future First Lien Lender and Second Lien Lender and each Borrower.

(b) Independent Analysis. Each party hereto hereby represents, warrants and confirms to each other party hereto that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, without reliance upon the First Lien Agent, Second Lien Agent or any other First Lien Lender or Second Lien Lender party hereto and based on such documents and information as it has deemed appropriate, in connection with Master Agreement Transactions contemplated hereby. Neither the First Lien Agent, Second Lien Agent nor any First Lien Lender or Second Lien Lender party hereto shall have any duty or responsibility, either initially or on a continuing basis, to provide any other Person from time to time party hereto as a First Lien Lender or Lockup Party with any credit or other information with respect Master Agreement Transactions except as expressly set fort herein, whether coming into its possession before the Master Agreement Effective Date or at any time or times thereafter, and neither First Lien Agent nor Second Lien Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided on behalf of the Borrowers to any First Lien Lender, Second Lien Lender or Lockup Party.

(c) Survival. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied to the contrary, the agreements of each Borrower set forth in Sections 3(b), 3(c), and 3(h), and, to the extent applicable to the foregoing, Sections 10 and 14 shall survive the termination hereof.

(d) No Waiver; Remedies Cumulative. No failure or delay on the part of the First Lien Agent, the Second Lien Agent, any Consenting First Lien Lender or any Lockup Party in the exercise of any power, right or privilege hereunder or under any other Master Agreement Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the First Lien Agent, the Second Lien Agent, any Consenting First Lien Lender or any Lockup Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Master Agreement Documents, First Lien Credit Documents or Second Lien Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(e) Severability. In case any provision in or obligation hereunder or under any other Master Agreement Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(f) Successors and Assigns Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of First Lien Lenders and Second Lien Lenders. No Borrower’s rights or obligations under this Agreement nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all First Lien Lenders and Second Lien Lenders party to this Agreement at the time of such requested assignment or delegation (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby or by the Master Agreement Transactions (other than the New Credit Facilities), Affiliates of each of the First Lien Agent, Second Lien Agent, First Lien Lenders and Second Lien Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(h) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(i) APPLICABLE LAW. THIS AGREEMENT AND EACH OTHER MASTER AGREEMENT DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD OTHERWISE REQUIRE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(j) CONSENT TO JURISDICTION.

(i) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING HERETO OR ANY OTHER MASTER AGREEMENT DOCUMENT, OR ANY OF THE OBLIGATIONS HEREUNDER OR THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE SECOND LIEN CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE BORROWER IN ANY SUCH PROCEEDING IN ANY

SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE FIRST LIEN AGENT, SECOND LIEN AGENT, THE SECOND LIEN LENDERS AND FIRST LIEN LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(ii) EACH BORROWER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1 OF THE SECOND LIEN CREDIT AGREEMENT. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY BORROWER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT ANY BORROWER SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY BORROWER SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH BORROWER SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION, AND ACCEPTABLE TO THE APPLICABLE AGENT, AS EACH BORROWER’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH BORROWER’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(k) WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER MASTER AGREEMENT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER MASTER AGREEMENT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(l) Advertising and Publicity. No Borrower shall nor shall the Borrowers permit any other VG Party to issue or disseminate to the public (by advertisement, including, without limitation, any

“tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the terms of the Master Agreement Documents without the prior written consent of Second Lien Agent. Nothing in the foregoing shall be construed to prohibit any Borrower from making any submission or filing which it is required to make by applicable law or pursuant to judicial process; provided, that, (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, Borrowers shall promptly notify Second Lien Agent of the requirement to make such submission or filing and provide Second Lien Agent with a copy thereof.

(m) Certain Credit Agreement Provisions Incorporated by Reference. The following provisions of the Second Lien Credit Agreement are hereby incorporated by reference in this Agreement as if set forth in full herein except that the terms “Credit Documents” and “Obligations” set forth therein shall be read for purposes of this incorporation by reference to mean the Master Agreement Documents and the obligations of the Borrowers thereunder, respectively: Section 2.14(a)-(f) (General Provisions Regarding Payments); Section 2.18 (Taxes; Withholding, etc.); Section 2.22 (Joint and Several Liability of the Borrowers); Section 10.1 (Notices); Section 10.2 (Expenses); Section 10.3 (Indemnity); 10.4 (Set off); Section 10.11 (Marshalling; Payments Set Aside); Section 10.13 (Obligations Several; Independent Nature of Lenders’ Rights) and Section 10.18 (Confidentiality).

(n) Entire Agreement. This Agreement and the other Master Agreement Documents represent the final agreement among the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. Any participation in the New Credit Facilities will be separately documented.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first set forth above.

VONAGE HOLDINGS CORP.

By:	/s/ Barry Rowan
	Name:	Barry Rowan
	Title:	President

VONAGE AMERICA INC.

By:	/s/ Barry Rowan
	Name:	Barry Rowan
	Title:	President

Signature Page to Master Agreement

For purposes of the Acknowledgment, Consent and Reaffirmation set forth at Section 13 hereof:

VONAGE WORLDWIDE INC., as Guarantor

By:	/s/ Barry Rowan
	Name:	Barry Rowan
	Title:	President

VONAGE MARKETING LLC, as Guarantor

By:	/s/ Barry Rowan
	Name:	Barry Rowan
	Title:	Interim President

VONAGE NETWORK LLC, as Guarantor

By:	/s/ Barry Rowan
	Name:	Barry Rowan
	Title:	Vice President & Treasurer

NOVEGA VENTURE PARTNERS, INC., as Guarantor

By:	/s/ Nick Lazzaro
	Name:	Nick Lazzaro
	Title:	President

DSP LLC, as Guarantor

By:	/s/ Kurt Rogers
	Name:	Kurt Rogers
	Title:	President

VONAGE INTERNATIONAL INC., as Guarantor

By:	/s/ Barry Rowan
	Name:	Barry Rowan
	Title:	President

Signature Page to Master Agreement

VONAGE APPLICATIONS INC., as Guarantor

By:	/s/ Nick Lazzaro
	Name:	Nick Lazzaro
	Title:	President

Signature Page to Master Agreement

SILVER POINT FINANCE, LLC,
as First Lien Agent

By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

SILVER POINT FINANCE, LLC,
as Second Lien Agent

By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

Signature Page to Master Agreement

SECOND LIEN LENDERS:

GRAND CENTRAL ASSET TRUST, SIL SERIES

By:	/s/ Adam Kaiser
	Name:	Adam Kaiser
	Title:	Attorney-In-Fact

SPCP GROUP, LLC

By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

Signature Page to Master Agreement

SECOND LIEN LENDERS:

CMA CAPITAL PARTNERS I, LP

By:	/s/ Nicholas Vantzelfde
	Name:	Nicholas Vantzelfde
	Title:	Authorized Signatory

Signature Page to Master Agreement

SECOND LIEN LENDERS:

CENTURY NATIONAL INSURANCE COMPANY

By:	Zazove Associates LLC, investment advisor with discretionary authority

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

QWEST OCCUPATIONAL HEALTH TRUST

By:	Zazove Associates LLC, investment advisor with discretionary authority

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

QWEST PENSION TRUST

By:	Zazove Associates LLC, investment advisor with discretionary authority

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By:	Zazove Associates LLC, investment advisor with discretionary authority

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

VIRGINIA RETIREMENT SYSTEM

By:	Zazove Associates LLC, investment advisor with discretionary authority

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

Signature Page to Master Agreement

SECOND LIEN LENDERS:

ZAZOVE HIGH YIELD CONVERTIBLE SECURITIES FUND, L.P.

By:	Zazove Associates LLC, general partner

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

LOCKHEED MARTIN CORPORATION MASTER RETIREMENT TRUST

By:	Zazove Associates LLC, investment advisor with discretionary authority

	By:	/s/ Steven M. Kleiman
		Name:	Steven M. Kleiman
		Title:	Chief Operating Officer

Signature Page to Master Agreement

SECOND LIEN LENDERS:

MORTON E. DAVID

By:	/s/ Morton E. David
Name:
Title:

Signature Page to Master Agreement

SECOND LIEN LENDERS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	General Counsel

NEW ENTERPRISES ASSOCIATES 10, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	General Counsel

Signature Page to Master Agreement

FIRST LIEN LENDERS:

BLT 32 LLC

By:	/s/ Michael Wotanowski
	Name:	Michael Wotanowski
	Title:	Authorized Signatory

Signature Page to Master Agreement

FIRST LIEN LENDERS:

FIELD POINT III, LTD.

By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

FIELD POINT IV, LTD.

By:	/s/ David Steinmetz
	Name:	David Steinmetz
	Title:	Authorized Signatory

Signature Page to Master Agreement

FIRST LIEN LENDERS:

CENTURY NATIONAL INSURANCE COMPANY

By:	Zazove Associates LLC, investment advisor with discretionary authority

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

QWEST OCCUPATIONAL HEALTH TRUST

By:	Zazove Associates LLC, investment advisor with discretionary authority

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

QWEST PENSION TRUST

By:	Zazove Associates LLC, investment advisor with discretionary authority

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By:	Zazove Associates LLC, investment advisor with discretionary authority

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

VIRGINIA RETIREMENT SYSTEM

By:	Zazove Associates LLC, investment advisor with discretionary authority

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

Signature Page to Master Agreement

FIRST LIEN LENDERS:

ZAZOVE HIGH YIELD CONVERTIBLE SECURITIES FUND, L.P.

By:	Zazove Associates LLC, general partner

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

LOCKHEED MARTIN CORPORATION MASTER RETIREMENT TRUST

By:	Zazove Associates LLC, investment advisor with discretionary authority

By:	/s/ Steven M. Kleiman
Name: Steven M. Kleiman
Title: Chief Operating Officer

Signature Page to Master Agreement

FIRST LIEN LENDERS:

CMA CAPITAL PARTNERS I, LP

By	/s/ Nicholas Vantzelfde
Name: Nicholas Vantzelfde
Title: Authorized Signatory

Signature Page to Master Agreement

ANNEX A

CERTAIN DEFINITIONS

Interpretation, etc. Any of the terms defined in the Master Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References in the Master Agreement to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

“Accrued Interest Amount” means (a) interest on the sum of (i) the unpaid principal amount of the Second Lien Loans at June 30, 2010 plus (ii) accrued and unpaid interest thereon from July 1, 2010 to August 30, 2010, accruing at the fixed rate of twenty percent (20.0%) per annum from August 31, 2010 to September 30, 2010, plus (b) interest on the unpaid principal amount of the Second Lien Loans at September 30, 2010 (including accrued interest capitalized on or before that date), accruing at the fixed rate of twenty percent (20.0%) per annum from October 1, 2010 to December 31, 2010 (or, if earlier, the date of the Agreed Repayment Transaction), plus (c) if the Agreed Repayment Transaction occurs after December 31, 2010, interest on the unpaid principal amount of the Second Lien Loans at December 31, 2010 (including accrued interest capitalized on or before that date), accruing at the fixed rate of twenty percent (20.0%) per annum from January 1, 2010 to the date of the Agreed Repayment Transaction. It being agreed that interest on the Second Lien Loans shall continue to accrue on each Interest Payment Date in accordance with the Second Lien Credit Agreement and on each such Interest Payment prior to the consummation of the Agreed Repayment Closing Date, accrued interest shall be added to the outstanding principal amount of the Second Lien Loans as of the last day of the applicable Fiscal Quarter.

“Additional Consenting First Lien Lenders” means one or more First Lien Lenders not party to this Agreement on the Master Agreement Effective Date, which becomes a party hereto during the First Lien Consent Solicitation Period pursuant to Section 3(i) hereof.

“Additional First Lien Amendment Fee” means a fee, payable to one or more Additional Consenting First Lien Lenders, in each case, in an aggregate amount equal to one percent (1%) of the principal amount of the First Lien Loans of any such Additional Consenting First Lien Lender outstanding on the Master Agreement Effective Date.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Lender” has the meaning set forth in the Second Lien Credit Agreement.

- Annex A-1 -

“Agent Fee Letter” means the fee letter agreement dated the date of this Agreement between the Borrowers and Silver Point.

“Agreed Repayment Transaction” means the transaction contemplated by Section 2(a) hereof.

“Agreed Repayment Closing Date” means the date (after the effectiveness of this Agreement) on which all of the conditions set forth in Section 8 hereof have been satisfied (or waived by the Second Lien Agent acting at the direction of the Second Lien Requisite Lenders), and the Agreed Repayment Transaction is consummated.

“Consenting First Lien Lenders” has the meaning assigned in the preamble.

“Credit Agreements” means, as the context may require, the First Lien Credit Agreement and the Second Lien Credit Agreement, or either of such documents.

“Effective Date First Lien Amendment Fee” means a fee in an aggregate amount equal to one percent (1%) of the sum of the principal amount of the First Lien Loans of the Initial Consenting First Lien Lenders outstanding on the date of this Agreement.

“First Lien Amendment” means the First Amendment to the First Lien Credit Agreement set forth in Exhibit B hereto.

“First Lien Amendment Fees” means, in the aggregate, the sum of the Effective Date First Lien Amendment Fee and any Additional First Lien Amendment Fees payable during the First Lien Consent Solicitation Period.

“First Lien Consent Solicitation Period” has the meaning assigned in Section 3(i) hereof.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of October 19, 2008, by and among the Borrowers, certain subsidiaries of Holdings, as guarantors, the lenders from time to time party thereto, the First Lien Agent, and Silver Point, as Collateral Agent and Lead Arranger, as amended, including by the First Lien Amendment.

“First Lien Credit Documents” means the “Credit Documents” as defined in the First Lien Credit Agreement.

“First Lien Lenders” means the “Lenders” as defined in the First Lien Credit Agreement.

“First Lien Loans” means the “Term Loans” as defined in the First Lien Credit Agreement.

“First Lien Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Requisite Lenders” means the “Requisite Lenders” as defined in the First Lien Credit Agreement.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative, judicial or mediation proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred

- Annex A-2 -

by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Master Agreement Documents or the transactions contemplated hereby or any enforcement of any of the Master Agreement Documents.

“Initial Consenting First Lien Lenders” means the First Lien Lenders (constituting at least the First Lien Requisite Lenders) party to this Agreement on the Master Agreement Effective Date.

“Initial Portion” has the meaning assigned in the Agent Fee Letter.

“Lockup Parties” has the meaning assigned in the preamble.

“Lockup Remedies” has the meaning assigned in Section 10 hereof.

“M&A Make-Whole” has the meaning assigned in Section 3(e) hereof.

“M&A Make-Whole Period” means the period on and after the Agreed Repayment Closing Date through June 30, 2012.

“M&A Transaction” has the meaning assigned in Section 4(g) hereof.

“Master Agreement Default” means either (i) a Payment Default or (ii) after the lapse of the notice and cure period set forth in Section 10 hereof, a Non-Payment Default.

“Master Agreement Documents” means any of this Agreement, the First Lien Amendment, the Second Lien Amendment, the Agent Fee Letter and all other certificates, documents, instruments or agreements executed and delivered by a Borrower for the benefit of the First Lien Agent, the Second Lien Agent, the First Lien Lenders or the Second Lien Lenders in connection herewith.

“Master Agreement Effective Date” means November [2], 2010, being the date of satisfaction of the conditions set forth in Section 7 hereof.

“Master Agreement Transactions” means the transactions contemplated by this Master Agreement and the Master Agreement Documents related hereto, including, without limitation, the First Lien Amendment, the Second Lien Amendment, the Agreed Repayment Transaction, the New Credit Facilities, the payment of the fees referred to in Section 3(c) hereof, the satisfaction of the other conditions set forth in this Agreement and, if applicable, the payment of the M&A Make-Whole.

“New Credit Facilities” means, as the context may require, a New First Lien Facility and, if applicable, a New Second Lien Facility, or either of such facilities.

“New First Lien Facility” means a replacement first lien credit facility the proceeds of which are used to repay in full (i) the obligations outstanding under the First Lien Credit Agreement and the other First Lien Credit Documents and (ii) if no Third Lien Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) are to remain outstanding following the Agreed Repayment Closing Date, the obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Credit Documents.

- Annex A-3 -

“New Second Lien Facility” means a replacement second lien credit facility the proceeds of which are used to repay in full the obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Credit Documents, if any Third Lien Obligations (other than contingent indemnity obligations to the extent no claim giving rise thereto has been asserted) are to remain outstanding following the Agreed Repayment Closing Date.

“Non-Payment Default” has the meaning assigned in Section 10(b) hereof.

“Notice Deadline” means the earlier of (x) 30 days prior to the consummation of the applicable M&A Transaction, or (y) promptly (and in any event within 2 Business Days) following public disclosure or announcement of any steps taken by the Borrowers in connection with such proposed M&A Transaction.

“Notice of Proposed Transaction” means, with respect to any M&A Transaction consummated during the M&A Make-Whole Period, a notice delivered by the Borrowers to each Lockup Party, with a copy to the counterparty to such M&A Transaction, prior to consummation of such M&A Transaction but in any event no later than the Notice Deadline, which notice shall set forth in reasonable detail the terms of the proposed M&A Transaction and either (i) state that the M&A Make-Whole will be payable by the Borrowers upon consummation of such M&A Transaction or (ii) state that no M&A Make-Whole will be payable by the Borrowers upon consummation of such M&A Transaction and setting forth representations to the effect that clauses (x) and (y) of Section 3(e)(i) hereof are true with respect to the proposed M&A Transaction. Each written representation set forth in the Notice of Proposed Transaction shall include a reasonably detailed explanation of the basis for such representation and the Notice of Proposed Transaction shall state that it does not contain any material non-public information. To the extent necessary, a Notice of Proposed Transaction delivered at any time when the contents thereof contain material non-public information shall be delivered to the Second Lien Agent only and shall be designated as “PRIVATE” in the manner provided in the Section 9.9(b) of the Second Lien Credit Agreement.

“Option Period End Date” means March 2, 2011.

“Original First Lien Credit Agreement” means the First Lien Credit Agreement as in effect immediately prior to the effectiveness of this Agreement.

“Original Second Lien Credit Agreement” means the Second Lien Credit Agreement as in effect immediately prior to the effectiveness of this Agreement.

“Payment Default” has the meaning assigned in Section 10(a) hereof.

“Qualifying Discussions” means any inquiry or other communication involving one or more Persons, whether oral or written and whether by telephone, email, facsimile or otherwise, referencing (x) a potential M&A Transaction, (y) the purchase price, form of consideration or other economic term of a potential M&A Transaction, or (z) the structure or any other term of a transaction that could reasonably be expected to relate to a potential M&A Transaction, in each case, without regard to the response (or lack thereof) from any recipient of such communication; provided that an unsolicited inquiry from a non-VG Party shall not constitute a Qualifying Discussion if such inquiry was initiated solely by a non-VG Party after consummation of the Agreed Repayment Transaction and no VG Party responds thereto in any form on or prior to June 30, 2011, and provided further that the certain discussion previously disclosed to the Second Lien Agent and referred to in Section 4(g) hereof shall nonetheless constitute a Qualifying Discussion for purposes of the M&A Make-Whole.

- Annex A-4 -

“Repayment Amount” means the agreed prepayment price of one-hundred eighty-one and one-tenth percent (181.1%) times the sum of the principal amount of the outstanding Second Lien Loans plus accrued but unpaid interest thereon at August 30, 2010, together with the Accrued Interest Amount from August 30, 2010 through and including the Agreed Repayment Closing Date.

“Required Filing” has the meaning assigned in Section 3(a) hereof.

“Second Lien Amendment” means the First Amendment to the Second Lien Credit Agreement set forth in Exhibit C hereto.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of October 19, 2008, by and among the Borrowers, certain subsidiaries of Holdings, as guarantors, the lenders from time to time party, the Second Lien Agent, and Silver Point, as Collateral Agent and Lead Arranger, as amended, including by the Second Lien Amendment.

“Second Lien Credit Documents” means the “Credit Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Lenders” means the “Lenders” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” means the “Term Loans” as defined in the Second Lien Credit Agreement.

“Second Lien Modification Fee” means a fee in an aggregate amount equal to six percent (6%) of the sum of the principal amount of the Second Lien Loans plus accrued but unpaid interest thereon at August 30, 2010.

“Second Lien Obligations” means the “Obligations” as defined in the Second Lien Credit Agreement.

“Second Lien Requisite Lenders” means the “Requisite Lenders” as defined in the Second Lien Credit Agreement.

“Third Lien Documents” has the meaning assigned in the Second Lien Credit Agreement.

“Third Lien Obligations” means the “Obligations” as defined in the Third Lien Documents.

“VG Party” means, as of any date of determination, (i) Holdings or any of its Subsidiaries; or (ii) any Person who (x) is, or at any time during the period from November 2, 2009 to June 30, 2011 was, an officer, director, consultant or advisor of or to Holdings or any of its Subsidiaries (or that is or was at any time during such period effectively functioning as an officer, director, consultant or advisor of or to Holdings or any of its Subsidiaries or acting on behalf and at the direction of Holdings or any of its Subsidiaries), or (y) is the employer of any such officer, director, consultant or advisor, or (z) is an equityholder in Holdings that is otherwise affiliated with any such officer, director, consultant or advisor; or (iii) any other Affiliate of any Person referred to in clause (i) or (ii) above, or (iv) any director, executive officer or senior employee of, or any executive-level consultant or advisor to, any Person referred to in clause (ii) or (iii) above.

- Annex A-5 -

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                         ,              (this “Joinder”), is delivered by the undersigned pursuant to Section 2(b) of that certain Master Agreement, dated as of November [2], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”), by and among Vonage Holdings Corp., Vonage America Inc., each of the Persons party thereto from time to time as a Lockup Party, Silver Point Finance LLC (“Silver Point”), in its capacity as first lien agent, Silver Point, in its capacity as second lien agent, and each of the Persons party thereto as a Consenting First Lien Lender. All capitalized terms not defined herein shall have the meaning ascribed to them in the Master Agreement.

1. Joinder in the Master Agreement. The undersigned hereby agrees that on and after the date hereof, it shall be a “Lockup Party” under and as defined in the Master Agreement, and hereby assumes and agrees to perform all of the obligations of a Lockup Party under Section 2 of the Master Agreement and agrees that it shall comply with and be fully bound by the terms of the Master Agreement as if it had been a signatory thereto as of the date thereof.

2. Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to either the execution of one or more Joinders by other parties or payment to the undersigned of any portion of the Second Lien Modification Fee paid on the Master Agreement Effective Date to the original Lockup Parties party to the Master Agreement. The undersigned further agrees that it has joined and is fully obligated as a Lockup Party under the Master Agreement.

3. Incorporation by Reference. All terms and conditions of the Master Agreement are hereby incorporated by reference in this Joinder as if set forth in full herein.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[ ], as Lockup Party

By:
Name:
Title:

- Exhibit A-1 -

EXHIBIT B

FIRST LIEN AMENDMENT

The following is the text of the amendment to the Original First Lien Credit Agreement referred to in Section 5 of the Master Agreement, to become effective upon satisfaction of the conditions set forth therein. Capitalized terms used in this Exhibit B have the meanings ascribed to them in the First Lien Credit Agreement.

1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement (Definitions) is hereby amended by adding the following new definitions in the correct alphabetical order:

“Master Agreement” means that certain Master Agreement, dated as of November [2], 2010, by and among the Borrowers, the Lenders party thereto (constituting at least the Requisite Lenders), the Second Lien Administrative Agent and the Second Lien Lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Second Lien Lenders” means the “Lenders” as defined in the Second Lien Credit Agreement.

“Second Lien Modification Fee” means a fee in an aggregate amount equal to six percent (6%) of the sum of the principal amount of the Second Lien Term Loans plus accrued but unpaid interest thereon at August 30, 2010, due and payable to the Second Lien Lenders on the date of the execution of the Master Agreement.

2. Amendment to Section 6.14. Section 6.14 of the Credit Agreement (Amendments or Waivers of Second Lien Credit Documents or Third Lien Documents) is hereby amended by deleting the period at the end thereof, and inserting the following language in its place:

“or as contemplated by the Master Agreement, including the amendment to the Second Lien Credit Agreement effected in connection therewith, and notwithstanding any term in Section 7.1(b) of the Intercreditor Agreement that may be construed to the contrary, the Lenders acknowledge and agree that the Borrowers shall be permitted to pay to the Second Lien Lenders the Second Lien Modification Fee in connection with, and pursuant to the terms of, the Master Agreement.”

3. Amendment to Section 6.19(a). Section 6.19(a) of the Credit Agreement (Prepayments of Certain Indebtedness and other Obligations) is hereby amended by:

(a) deleting the period at the end of the first sentence thereof, and inserting the following language in its place: “and (vi) any payments in respect of the Second Lien Term Loans in accordance with the terms of the Master Agreement, including the Second Lien Modification Fee.”; and

(b) deleting the period at the end of the second sentence thereof, and inserting the following language in its place: “or as contemplated by the Master Agreement, including the amendment to the Second Lien Credit Agreement effected in connection therewith.”

4. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the condition contained in Section 5 of this Amendment, each reference in

- Exhibit B-1 -

the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed. Each Credit Party acknowledges that this Amendment shall constitute a Credit Document.

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- Exhibit B-2 -

EXHIBIT C

SECOND LIEN AMENDMENT

The following is the text of the amendment to the Original Second Lien Credit Agreement referred to in Section 6 of the Master Agreement, to become effective upon satisfaction of the conditions set forth therein. Capitalized terms used in this Exhibit C have the meanings ascribed to them in the Second Lien Credit Agreement.

1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement (Definitions) is hereby amended by adding the following new definitions in the correct alphabetical order:

“Agreed Repayment Transaction” means the transaction contemplated by Section 2(a) of the Master Agreement.

“Master Agreement” means that certain Master Agreement, dated as of November [2], 2010, by and among the Borrowers, the Lenders party thereto (constituting at least the Requisite Lenders), the Second Lien Administrative Agent and “Lenders” (as defined in the Second Lien Credit Agreement) holding one-hundred percent of the outstanding Second Lien Term Loans, as the same may be amended, supplemented or otherwise modified from time to time.

“Option Period End Date” means March 2, 2011.

2. Amendment to Section 2.11. Section 2.11 of the Credit Agreement (Voluntary Prepayments) is hereby amended by inserting the following new clause (c) at the end thereof:

“(c) Notwithstanding the foregoing and notwithstanding the provisions of Section 2.14(h) or any other provisions to the contrary herein regarding any make-whole amount, premium or prepayment fees that are otherwise applicable, upon three Business Day’s prior written notice given by Administrative Borrower to Administrative Agent by 12:00 p.m. (New York City time) (and Administrative Agent will promptly transmit such notice for Loans by telefacsimile or telephone to each Lender) on any Business Day on or prior to the Option Period End Date, Borrowers may prepay the Loans in full in cash at the Repayment Amount in accordance with the terms and subject to the conditions set forth in the Master Agreement. Notwithstanding the foregoing, in no event shall the Borrowers be permitted to consummate an Agreed Repayment Transaction otherwise permitted by this Section 2.11(c) after the earlier to occur of (x) the Option Period End Date and (y) the termination of the Master Agreement by the Second Lien Agent pursuant to Section 9 of the Master Agreement.”

3. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the condition contained in Section 4 of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full

- Exhibit C-1 -

force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed. Each Credit Party acknowledges that this Amendment shall constitute a Credit Document.

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- Exhibit C-2 -

EXHIBIT D

FORM OF BORROWERS’ COUNSEL OPINION

(Master Agreement Effective Date)

November [2], 2010

To Silver Point Finance, LLC,

as First Lien Administrative Agent under the

First Lien Credit Agreement referred to below,

and the Lenders from time to time party thereto

To Silver Point Finance, LLC,

as Second Lien Administrative Agent under the

Second Lien Credit Agreement referred to below,

and the Lenders from time to time party thereto

Ladies and Gentlemen:

We have acted as counsel to Vonage America Inc. (“Vonage America”) and Vonage Holdings Corp. (“Holdings” and together with Vonage America, the “Borrowers”) in connection with the Master Agreement (as defined below). Capitalized terms defined in the Credit Agreements (as defined below) and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a) the First Lien Credit and Guaranty Agreement dated as of October 19, 2008 (as amended, supplemented, or otherwise modified from time to time, including by the amendment thereto set forth in the Master Agreement referred to below, the “First Lien Credit Agreement”), by and among the Borrowers, the subsidiaries of Holdings party thereto, the lenders from time to time party thereto, and Silver Point Finance, LLC, as Administrative Agent (in such capacity, the “First Lien Administrative Agent”) and Silver Point Finance, LLC, as Collateral Agent;

(b) the Second Lien Credit and Guaranty Agreement dated as of October 19, 2008 (as amended, supplemented, or otherwise modified from time to time, including by the amendment thereto set forth in the Master Agreement referred to below, the “Second Lien Credit Agreement”, and, together with the First Lien Credit Agreement, collectively, the “Credit Agreements”), by and among the Borrowers, the subsidiaries of Holdings party thereto, the lenders from time to time party thereto, and Silver Point Finance, LLC, as Administrative Agent (in such capacity, the “Second Lien Administrative Agent”) and Silver Point Finance, LLC, as Collateral Agent;

(c) the Third Lien Note Purchase Agreement dated as of October 19, 2008 (the “Third Lien Agreement”), by and among the Borrowers, the subsidiaries of Holdings party thereto, the purchasers from time to time party thereto, and Silver Point Finance, LLC, as note agent thereunder (in such capacity, the “Note Agent”) and Silver Point Finance, LLC, as collateral agent thereunder;

- Exhibit D -

(d) the Intercreditor Agreement dated as of October 19, 2008 (the “Intercreditor Agreement”), by and among the First Lien Administrative Agent, the Second Lien Administrative Agent and the Note Agent; and

(e) the Master Agreement dated as of the date hereof, by and among, the Borrowers, the First Lien Administrative Agent, the Second Lien Administrative Agent and the other parties thereto (the “Master Agreement”).

In addition, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Borrowers, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Borrowers and upon the representations and warranties of the Borrowers contained in the Master Agreement. We have also assumed that (i) each party to the Master Agreement other than the Borrowers is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform the Master Agreement, and (ii) the Master Agreement has been duly authorized, executed and delivered by each party thereto other than the Borrowers.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Each Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. Each Borrower has all requisite corporate power and authority to execute and deliver the Master Agreement and to perform its obligations thereunder. The execution, delivery and performance by each Borrower of the Master Agreement (including the First Lien Amendment and the Second Lien Amendment, each as provided for and defined in the Master Agreement) have been duly authorized by all necessary corporate action on the part of each Borrower. The Master Agreement has been duly and validly executed and delivered by each Borrower and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (B) certain remedial provisions of the Master Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such

- Exhibit D -

provisions does not affect the validity of the Master Agreement, and the Master Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby.

3. No consent, approval, waiver, license or authorization or other action by or filing with any New York State or federal governmental authority is required in connection with the execution and delivery by each Borrower of the Master Agreement, the consummation by the Borrowers of the transactions contemplated thereby or the performance by each Borrower of its obligations thereunder, except (a) pursuant to federal and state securities or blue sky laws and (b) those already obtained, in each case, as to which we express no opinion.

4. The execution and delivery by each Borrower of the Master Agreement and the performance by such Borrower of its obligations thereunder will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of (i) the First Lien Credit Agreement, (ii) the Second Lien Credit Agreement, (iii) the Third Lien Agreement or (iv) the Intercreditor Agreement; provided that we express no opinion as to the effect of the execution and delivery of, or the refinancing of the obligations under the First Lien Credit Agreement or the Second Lien Credit Agreement with proceeds of, any New Credit Facility (as defined in the Master Agreement).

The opinions expressed herein are limited to the corporate laws of the State of Delaware, the law of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person (other than permitted assigns of any Lender), nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to permitted assigns of any Lender or their bonafide or potential assignees, transferees or participants in accordance with the terms of the applicable Credit Agreement.

Very truly yours,

- Exhibit D -

EXHIBIT E

FORM OF BORROWERS’ COUNSEL OPINION

(Agreed Repayment Closing Date)

[            ], 2010

To Silver Point Finance, LLC,

as First Lien Agent under the

First Lien Credit Agreement as defined in the

Intercreditor Agreement referred to below,

and the First Lien Lenders from time to time

party thereto

To Silver Point Finance, LLC,

as Second Lien Agent under the

Second Lien Finance Agreement as defined in

the Intercreditor Agreement referred to below,

and the Second Lien Lenders from time to time

party thereto

Ladies and Gentlemen:

We have acted as counsel to Vonage America Inc. (“Vonage America”) and Vonage Holdings Corp. (“Holdings” and together with Vonage America, the “Borrowers”) in connection with the [New Credit Facility], by and among the Borrowers, the subsidiaries of Holdings party thereto, the lenders from time to time party thereto, and [            ]. Capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Intercreditor Agreement (as defined below).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)         the [New Credit Facility];

(b)         the Third Lien Note Purchase Agreement dated as of October 19, 2008 (the “Third Lien Agreement”), by and among the Borrowers, the subsidiaries of Holdings party thereto, the purchasers from time to time party thereto, and Silver Point Finance, LLC, as note agent thereunder and Silver Point Finance, LLC, as collateral agent thereunder; and

(c)         the Intercreditor Agreement dated as of October 19, 2008 (the “Intercreditor Agreement”), by and among Silver Point Finance, LLC, as First Lien Agent, Silver Point Finance, LLC, as Second Lien Agent, and Silver Point Finance, LLC, as Third Lien Agent.

In addition, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Borrower, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Borrowers and upon the representations and warranties of the Borrowers contained in the [New Credit Facility]. In addition, we have assumed that the [New Credit Facility] constitutes the legal, valid and binding obligation of each party thereto.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the execution and delivery by each Borrower of the [New Credit Facility], the performance by such Borrower of its obligations thereunder and the use of proceeds of the [New Credit Facility] by the Borrowers to repay the outstanding First Lien Obligations and Second Lien Obligations as contemplated thereby will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of the Third Lien Agreement or the Intercreditor Agreement.

The opinions expressed herein are limited to the law of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person (other than permitted assigns of any First Lien Lender or Second Lien Lender), nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to permitted assigns of any First Lien Lender or Second Lien Lender or their bonafide or potential assignees, transferees or participants in accordance with the terms of the applicable Credit Agreement.

Very truly yours,

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